    As filed with the Securities and Exchange Commission on December 30, 2003

                                                      Registration No. 333-09869

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           SOUTHERN ENERGY HOMES, INC.
             (Exact name of Registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                   63-1083246
                     (I.R.S. employer identification number)

                    144 Corporate Way, Addison, Alabama 35540
                                  (256)747-8589
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                                Dan E. Batchelor
             Executive Vice President, General Counsel and Secretary
                    144 Corporate Way, Addison, Alabama 35540
                                 (256) 747-8589
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                               Carolyn L. Duncan.
                          Ritchie Duncan & Goodwin, LLC
                              312 North 23rd Street
                            Birmingham, Alabama 35203
                                 (205) 251-1288

On December 15, 2003, the Company filed a Form 8-K announcing its intention to file, on or about January 15, 2004, a Form 15 deregistering its Common Stock, par value $.0001 per share, under the Securities Exchange Act of 1934, as amended. Accordingly, the 75,000 shares of Common Stock remaining available for issuance under the Plan are hereby deregistered.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, Southern Energy Homes, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, Alabama, on the 30th day of December, 2003.

                                         SOUTHERN ENERGY HOMES, INC.



                                         By:  /s/ Keith O. Holdbrooks
                                            -----------------------------------
                                         Keith O. Holdbrooks
                                         President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below by the following persons in the capacities and on the date indicated.

SIGNATURE                                   TITLE                                         DATE



/s/ Keith O. Holdbrooks                     Chief Executive Officer                       December 30, 2003
--------------------------                  President and Director
Keith O. Holdbrooks



/s/ James L. Stariha                        Chief Financial Officer,                      December 30, 2003
--------------------------                  Treasurer
James L. Stariha



/s/ Wendell L. Batchelor                    Chairman and Director                         December 30, 2003
--------------------------
Wendell L. Batchelor




/s/ Louis C. Henderson Jr.                  Director                                      December 30, 2003
--------------------------
Louis C. Henderson, Jr.




/s/A.C. (Del) Marsh                         Director                                      December 30, 2003
--------------------------
A.C. (Del) Marsh


